UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 16, 2011

FUQI INTERNATIONAL, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-33758	20-1579407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5/F., Block 1, Shi Hua Industrial Zone Cui Zhu Road North Shenzhen, 518019 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Company’s telephone number, including area code:	+86 (755) 2580-1888

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

On June 17, 2011, the Board of Directors (the “Board”) FUQI International, Inc. (the "Company") approved the appointment of Kim K. T. Pan as its President and Chief Executive Officer.  Mr. Pan will also maintain his position as a member of the Board.  On the same date, Yu Kwai Chong resigned as Chief Executive Officer of the Company to permit for the appointment for Mr. Pan and was not due to any disagreement with the Company.  Mr. Chong will continue to hold his position as Chairman of the Board of the Company.

On June 16, 2011, Ching Wan Wong resigned as a member of the Board of the Company for personal reasons, effective immediately.  Mr. Wong will continue to hold his position as Chief Financial Officer of the Company.

Kim K. T. Pan, 61, has served as a director of the Company since October 2010. From November 1999 to June 2011, Mr. Pan has served as the President and as a member of the Board of Directors of Continental Carbon Company, a developer, manufacturer and marketer of carbon-related products.  Prior to that, he served as its Executive Vice President and Chief Financial Officer from August 1998 to October 1999 and as Vice President, Chief Financial Officer from July 1995 to July 1998.  Mr. Pan has also served as a member of the Board of Directors of Continental Carbon India Ltd. since 2000, serving as its Chairman of the Board since 2005.  From 1993 to 1995, Mr. Pan served as the President of EHS International, Inc., a management consulting firm, and from 1992 to 1993, he served as the Vice President of Business Management and Chief Financial Officer of Applied Solar Energy Corporation, a designer and manufacturer of advanced-technology space-based solar cell and solar panels.  Mr. Pan served as the President of Dowty Avionics, a designer and manufacturer of digital aircraft power control systems, from 1990 to 1992, and as Vice President of Finance from 1988 to 1989. Mr. Pan received a B.S. in Electrical Engineering from the University of Texas, Austin, an M.S. in Electrical Engineering from the University of Wisconsin, Madison and an MBA in Finance from the Wharton School at the University of Pennsylvania.

On June 17, 2011, the Company entered into an employment agreement with Mr. Pan regarding his employment by the Company as its President and Chief Executive Officer (the “Employment Agreement”), effective immediately (the “Effective Date”).  Pursuant to the Employment Agreement, Mr. Pan will be entitled to an annual base salary of US$350,000, an annual performance bonus of up to 75% in the sole discretion of the Compensation Committee and Board, a relocation allowance of US$35,000 to move to China, and reimbursement for reasonable business related expenses.  Mr. Pan’s salary will be reviewed at least annually and may be adjusted from time to time by the Compensation Committee or Board in their discretion. Pursuant to the Employment Agreement, the Company granted to Mr. Pan on the Effective Date 125,000 shares of restricted stock of the Company (the "Restricted Stock Award") under the FUQI International Inc. 2009 Omnibus Incentive Plan (the “Plan”), on the Effective Date.  One-fourth of the Restricted Stock Award, or 31,250 shares, will vest on each anniversary of the Effective Date over the four years thereafter, subject to Mr. Pan’s continued employment by the Company under the terms and conditions of the Employment Agreement and Restricted Stock Award Agreement entered into in connection with the grant.  In the event of a change in control of the Company, as defined in the Plan, any unvested portion of the Restricted Stock Award shall vest immediately.

The term of the Employment Agreement will be five years.  Pursuant to the terms and conditions of the Employment Agreement, the Company may terminate the Employment Agreement at any time without advance notice for Cause, as defined in the Employment Agreement.  The Company may terminate the Employment Agreement without Cause with 30-day advance written notice.  Mr. Pan may terminate the Employment Agreement for Good Reason with 30-day advance written notice if the Company fails to cure the Good Reason within such 30-day period.  Mr. Pan may also terminate the Employment Agreement without Good Reason with 30-day advance written notice.

In the event the Company terminates the employment of Mr. Pan for death, disability, or Cause, or if Mr. Pan terminates his employment for any reason other than for Good Reason, the Company agreed to pay Mr. Pan the amount of any earned but unpaid salary, any accrued but unpaid vacation pay, and any expense reimbursements due.  If the Company terminates the employment of Mr. Pan for any reason except for death, disability or for Cause, or if Mr. Pan terminates his employment for Good Reason, Mr. Pan will also be entitled to a severance payment in an amount equal to 18 months of his salary, paid over the course of the 18-month period, subject to execution of a standard general release agreement.

During his employment and the 18-month period following termination of his employment, Mr. Pan agreed not to directly or indirectly compete with the Company by owning, managing, or controlling any firm, located in China, that is in a competitive business with the Company.  During the same period, Mr. Pan also agreed not to directly or indirectly solicit to employ or otherwise retain the services of any person who was employed by the Company during the 18-month period prior to the termination of employment, nor interfere with the relationship of the Company and any of its employees, customers, consultants and vendors during such period.

The Employment Agreement also requires that the Company enter into an indemnification agreement with Mr. Pan pursuant to which the Company agrees to indemnify Mr. Pan to the fullest extent permitted by law.

On June 17, 2011, the Board approved a form of indemnification agreement (the “Indemnification Agreement”) and authorized the Company to enter into an Indemnification Agreement with the Company’s directors and officers (each, including for these purposes, Mr. Pan, an “Indemnitee”).  The Indemnification Agreement provides that the Company will indemnify each Indemnitee against any and all expenses, damages and losses actually and reasonably incurred or suffered by him or her in connection with any action, suit or proceeding to which the Indemnitee is a party by reason of the fact that (i) the Indemnitee is or was a director and/or officer of the Company or (ii) the Indemnitee is or was serving at the request of the Company as a director, officer, employee and/or agent of the Company or another entity, subject to certain conditions and limitations set forth therein.  If so requested by the Indemnitee, the Company will advance any and all expenses the Indemnitee determines to be reasonably likely to be payable in connection with any such action, suit or proceeding, subject to reimbursement by the Indemnitee should a final adjudication be made that indemnification is not available under the Indemnification Agreement, and subject to certain conditions and limitations set forth therein.  The Indemnification Agreement also sets forth the procedures that will apply in the event that the Indemnitee seeks indemnification or expense advancement thereunder as well as the process for determining entitlement to indemnification and the procedures for enforcement of indemnification and advancement rights.

The indemnification rights provided under the Indemnification Agreement are in addition to any rights to indemnification that the Indemnitee may have under the Company’s Certificate of Incorporation or Bylaws, or otherwise under applicable law.

The foregoing summary descriptions of the Employment Agreement, Restricted Stock Agreement, and Indemnification Agreement are qualified in their entirety by reference to the actual terms of the respective agreements, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 7.01.	Regulation FD Disclosure

On June 21, 2011, the Company issued a press release announcing the appointment of Kim K. T. Pan as President and Chief Executive Officer.

A copy of the June 21, 2011 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement with Kim K. T. Pan dated as of June 17, 2011.
10.2	Restricted Stock Agreement with Kim K. T. Pan dated as of June 17, 2011
10.3	Form of Indemnification Agreement
99.1	Press Release dated June 21, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2011	FUQI INTERNATIONAL, INC.

	By:	/s/ Kim K. T. Pan
	Name	Kim K. T. Pan
	Title:	President and Chief Executive Officer

Exhibit
Number	Description

10.1	Employment Agreement with Kim K. T. Pan dated as of June 17, 2011.
10.2	Restricted Stock Agreement with Kim K. T. Pan dated as of June 17, 2011
10.3	Form of Indemnification Agreement
99.1	Press Release dated June 21, 2011